CROUCH,  BIERWOLF & CHISHOLM
                         Certified Public Accountants
                         50 West Broadway, Suite 1130
                          Salt Lake City, Utah 84101
                            Office (801) 363-1175
                              Fax (801) 363-0615





March 29, 2000


Securities and Exchange Commission
Washington, D.C. 20549


Re:   Interactive Marketing Technology, Inc.


Dear Sirs:

We have reviewed Item 3 -Change in and disagreements with accountants, of the Form 10-SB. We are in agreement with the statements presented therein so far as statements pertain to Crouch, Bierwolf & Chisholm.

Sincerely,



/s/ Crouch, Bierwolf & Chisholm

Crouch, Bierwolf & Chisholm